FOURTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of March 3, 2014, to the Transfer Agent Servicing Agreement, dated as of September 12, 2007, as amended April 20, 2010, April 25, 2013 and October 24, 2013 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, the GENEVA ADVISOR FUNDS, (the "Funds") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Michael R. McVoy

Name: John P. Buckel	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit C to the
Transfer Agent Servicing Agreement – Trust for Professional Managers
Geneva
Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at March, 2014
Annual Service Charges to the Fund
▪ Base Fee Per CUSIP                                              $____ /year
▪ NSCC Level 3 Accounts                                      $____ /open account
▪ No-Load Fund Accounts                                    $____ /open account
▪ Load Fund Accounts                                           $____ /open account
▪ Daily Accrual Fund Accounts                            $____ /open account
▪ Closed Accounts                                                  $____ /closed account

Activity Charges
▪ Manual Shareholder Transaction                                    $____ /transaction
▪ Omnibus Account Transaction                                       $____ /transaction
▪ Correspondence                                                                $____ /item
▪ Telephone Calls                                                                 $____ /minute
▪ Voice Response Calls                                                       $____ /call

Implementation Charges
▪ First CUSIP                                                            $____ /fund group setup
▪ Subsequent CUSIPs                                             $____ /each additional CUSIP

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, and training.

Additional Services
Available but not included above are the following services  - Expedited CUSIP setup, FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, and Short-Term Trader reporting.

Fees are billed monthly.

Advisor’s signature below acknowledges approval of the 5 (five) fee schedules on this Amended Exhibit C
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By: /s/ Amit Dhawan

Printed Name and Title: Amit Dhawan, Prinicpal

Date: February 28, 2014

Amended Exhibit C to the
Transfer Agent Servicing Agreement – Trust for Professional Managers
Geneva

SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at April 30, 2010
FAN WEB
Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
− Implementation - $____ /fund group – includes up to 25 hours of technical/BSA support
− Annual Base Fee - $____ /year
▪ FAN Web Select (Fund Groups under 50,000 open accounts) – See Functionality Worksheet
− Implementation - $____ /fund group – includes up to 10 hours of technical/BSA support
− Annual Base Fee - $____ /year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $____ /hour
▪ Activity (Session) Fees:
− Inquiry - $____ /event
− Account Maintenance - $____ /event
− Transaction – financial transactions, reorder statements, etc. - $____ /event
− New Account Setup - $____ /event (Not available with FAN Web Select)
VISION MUTUAL FUND GATEWAY
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $____ /event
− Per broker ID - $____ /month per ID
▪ Transaction Processing
− Implementation - $____ /management company
− Transaction – purchase, redeem, exchange, literature order - $____ /event
− New Account Set-up – may contain multiple fund/accounts - $____ /event
− Monthly Minimum Charge - $____ /month
VISION ELECTRONIC STATMENTS
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
− Develop eBusiness Solutions Software - $____ /fund group
− Code Print Software - $____
▪ Load charges
− $____ /image
▪ Archive charge (for any image stored beyond 2 years)
−   $____ /document
*Normal Vision ID and activity charges also apply.

Amended Exhibit C to the
Transfer Agent Servicing Agreement – Trust for Professional Managers
Geneva

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at April 30, 2010

FAN MAIL
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $____ /year
▪ Per Record Charge
− Rep/Branch/ID - $____
− Dealer - $____
▪ Price Files - $____ or $____ /user per month, whichever is less

CLIENT Web DATA ACCESS
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Setup: MFx Portal - $____
▪ Service - $____ /user per month
▪ Access to the following systems included:
− BDS – Statement Storage and Retrieval
− ReportSource – Mainframe T/A Report Library
− T/A Imaging – Thin Client AWD
− FundSource – Comprehensive Fund Information
− 3270 – T/A Mainframe Access
▪ Custom Electronic File Exchange (DDS of delivery of TIP files) - $____ one time setup fee

CLIENT DEDICATED LINE DATA ACCESS
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $____ /year per workstation for TA2000 AWD access
▪ Plus data communications setup and monthly charges based upon location and bandwidth
▪ Plus training billed at hourly rates plus out-of-pocket expenses

TRANSFER AGENT TRAINING SERVICES
▪ On-site at USBFS - $____ /day
▪ At client location - $____ /day plus travel and out-of-pocket expenses

Amended Exhibit C to the
Transfer Agent Servicing Agreement – Trust for Professional Managers
Geneva
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at April 30, 2010

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
▪ 90 days or less – $____ /open account
▪ 91-180 days – $____ /open account
▪ 181-270 days – $____ /open account
▪ 271 days – 1 year - $____ /open account
▪ 1 year – 2 years - $____ /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for direct accounts based upon an average cost single category basis calculation.
▪ $____ /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $____ setup /fund group of 1-5 funds, $____ setup /fund group of over 5 funds
▪ $____ /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $____ per open account per year.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $____ setup /fund group
▪ $____ /certificate transaction

E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
▪ $____ setup /fund group
▪ $____ /month administration
▪ $____ /received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $____ /fund group per month

FAF Money Market Fund Service Organizations
▪ $____ /money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $____ /fund group
▪ Annual Fee - $____ /open and closed account

Amended Exhibit C to the
Transfer Agent Servicing Agreement – Trust for Professional Managers Geneva
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at April 30, 2010
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $____ /qualified plan acct (Cap at $30.00 /SSN)
▪ $____ /Coverdell ESA acct (Cap at $30.00 /SSN)
▪ $____ /transfer to successor trustee
▪ $____ /participant distribution (Excluding SWPs)
▪ $____ /refund of excess contribution
▪ $____ /reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $____ /outgoing wire transfer
▪ $____ /overnight delivery
▪ $____ /telephone exchange
▪ $____ /return check or ACH
▪ $____ /stop payment
▪ $____ /research request per account (Cap at $25.00 /request) (For requested items of the second calendar year [or previous] to the request)

Programming Charges
Charges incurred for customized services based upon fund family requirements including but not limited to:
▪ Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
▪ Select reports – shareholder system queries for customized reporting, mailings, etc.
▪ File transmissions of client requested shareholder data file extracts
▪ Conversion programming
▪ Customized service development
▪ Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
▪ All other client specific customization and/or development services

Literature Fulfillment Services
▪ Account Management - $____ /month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses - Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
− Account Management - $____ /month
− Call Servicing - $____ /minute
▪ Lead Conversion Reporting
− Account Management- $____ /month
− Database Installation, Setup -$____ /fund group
− Specialized Programming - (Separate Quote)*
▪ Web On-line Fund Fulfillment
− Account Management- $____ /month
− Installation, Setup - $____ /fund group
− Per Literature Order - $____ /request
▪ Follow-up Services - Correspondence - $____ /item
Fees exclude postage and printing charges.